EXHIBIT A

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended
                                    December 31, 1996
                                    ------------------

Revenues
  Wheeling Fees                            $28,540
  Other                                     11,442
                                           -------

Total Revenues                              39,982
                                           -------


Cost of Sales
  Gas Purchases                              7,368
                                           -------


Gross Margin                                32,614


General & Administrative
 Allocation                                 29,091
                                           -------


Net Income                                 $ 3,523
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